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EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                     Three Months Ended                    Six Months Ended
                         June 30                               June 30
                  2002              2001               2002              2001
              ------------      ------------       ------------      ------------
JAN                    ---               ---          1,461,394         1,445,429
FEB                    ---               ---          1,464,952         1,448,400
MAR                    ---               ---          1,464,949         1,448,400
APR              1,464,947         1,448,400          1,464,947         1,448,400
MAY              1,468,772         1,451,465          1,468,772         1,451,465
JUN              1,468,772         1,451,464          1,468,772         1,451,464
JUL                    ---               ---                ---               ---
AUG                    ---               ---                ---               ---
SEP                    ---               ---                ---               ---
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,402,491         4,351,329          8,793,786         8,693,558
                         3                 3                  6                 6
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares

Outstanding      1,467,497         1,450,443          1,465,631         1,448,926
------------  ------------      ------------       ------------      ------------
Net Income    $    903,795      $    543,581      $   1,673,545      $  1,098,442
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic

and Diluted   $       0.62      $       0.37      $        1.14      $       0.76
------------  ------------      ------------       ------------      ------------

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